Cross Guarantee and Indemnity Agreement

SYNTHESIS - STRUCTURED COMMODITY TRADE FINANCE LIMITED

as Loan Receivables Originator

- and -

SkyPharm S.A.

as Commodity Buyer

- and -

Cosmos Holdings Inc

as Guarantor

Dated: 12th May 2017

THIS DEED is made on 12th May 2017

BETWEEN

1. SkyPharm S.A. incorporated and registered in Greece with Company Number 131417304000 and VAT No. 800597686 whose registered office is at Agiou Georgiou 5, Pilea 554 38, Thessaloniki Greece (the "**Commodity Buyer**").

2. **Synthesis - Structured Commodity Trade Finance Limited**, a company incorporated and existing under the laws of England and Wales having its registered office at 20-22 Bedford Row, London, WC1R 4JS, with company number 09784917 (the "Loan Receivables Originator").

3. Cosmos Holdings Inc. incorporated and registered in USA with Company Number COSM on OTCQB whose registered office is at 141 West Jackson Blvd Suite 4236, Chicago IL 60604, USA (the "**Guarantor**").

In consideration of the Commodity Buyer entering into a Trade Finance Facility with the LOAN RECEIVABLES ORIGINATOR as defined in an Offer Letter dated 12th May 2017 and associated documentation, (hereinafter called the "Facility") as may be subsequently amended, (and for other good and valuable consideration, the receipt and adequacy whereof is hereby acknowledged), the Guarantor HEREBY :

1 Guarantee and Indemnity

1.1 unconditionally guarantees to the Loan Receivables Originator the payment when due of all sums payable now or in the future to the Loan Receivables Originator by the Commodity Buyer under the Facility or in connection herewith and undertakes with the Loan Receivables Originator that, if and whenever the Commodity Buyer shall be in default in the payment of any sum whatsoever under the Facility or in connection herewith, the Guarantor will on demand pay such sum.

1.2 hereby unconditionally and irrevocably agrees as a separate, continuing and primary obligation to indemnify the Loan Receivables Originator on its first demand in respect of all claims, expenses, liabilities and losses which are made or brought against or incurred by the Loan Receivables Originator as a result of or in connection with any obligation or liability guaranteed by the Guarantor being or becoming unenforceable, invalid, void or illegal; and the amount recoverable under this general indemnity shall be equal to the amount which the Loan Receivables Originator would have otherwise been entitled to recover.

1.3 The Guarantor's liability under the Facility shall not be discharged or impaired by :

(a) the existence or validity of any other security taken by the Loan Receivables Originator in relation to the Facility or any enforcement of, failure to enforce or the release of any such security; or

(b) any amendment to, or variation of, the Facility or any security relating to the Facility; or

(c) any release of, or granting of time or any other indulgence to, the Commodity Buyer or any third party; or

(d) any other act, event or omission which would or might, but for this Clause operate to impair or discharge the Guarantor's liability hereunder.

1.4 Any release, compromise or discharge of the obligations of the Guarantor under the Facility shall be deemed to be made subject to the condition that it will be void if any payment or security which the Loan Receivables Originator may receive or have received is set aside or proves invalid for whatever reason.

1.5 This Guarantee is a continuing guarantee and is in addition to, and not in substitution for, any other security which the Loan Receivables Originator may now or hereafter hold for the obligations of the Commodity Buyer under the Facility and may be enforced without the Loan Receivables Originator first having recourse to any such other security and without the Loan Receivables Originator first taking any steps or proceedings against the Commodity Buyer.

1.6. Until all amounts which may be or become payable by the Commodity Buyer under, or in connection with, the Facility have been irrevocably paid in full, the Guarantor shall, not by virtue of any payment made by it hereunder or otherwise, exercise any right of set-off or counterclaim against the Commodity Buyer or be subrogated to any rights, security or moneys held, received or receivable by the Loan Receivables Originator or be entitled to any right of contribution in respect of any payment made or moneys received on account of the Guarantor's liability hereunder.

1.7. Any moneys paid to the Loan Receivables Originator hereunder may, at the discretion of the Loan Receivables Originator, be placed in a suspense account and kept there for so long as the Loan Receivables Originator sees fit.

2. Representations and Warranties

(a) The Guarantor hereby confirms that it has obtained any other consents necessary for it:

(i) to execute this Agreement; and

(ii) to undertake all the obligations and make all the payments contemplated by, and to comply with, this Agreement;

(b) this Agreement constitutes the Guarantor's legal, valid and binding obligations enforceable against it in accordance with its terms, subject to any relevant insolvency laws affecting creditors' rights generally;

(c) the execution by it of this Agreement, and its compliance with this, will not involve or lead to a contravention of:

(i) any law or official requirement applicable to it;

(ii) any contractual or other obligation or restriction which is binding on it or any of its assets;

(d) no Event of Default (or event which, with the giving of notice and/or lapse of time or other applicable condition, might constitute an Event of Default) has occurred and is continuing or might result from the providing of such a Guarantee;

(e) Latest audited accounts have been delivered and will continue to be delivered to the Loan Receivables at the appropriate time and the Guarantor hereby warrants there has been no material adverse change in its financial position or state of affairs from that disclosed in the latest of those accounts;

(f) no legal or administrative action involving it has been commenced or taken or, to its knowledge, is likely to be commenced or taken;

(g) the Commodity Buyer is a wholly-owned subsidiary of and is controlled by the Guarantor;

(h) no Security Interest or other encumbrance exists over the shares of the Commodity Buyer;

(i) no Security Interest or other encumbrance exists over any asset of the Commodity Buyer;

(j) it has paid all taxes applicable to, or imposed on or in relation to, it or its business; and

(k) its liabilities under this Agreement rank at least pari passu with all its other present and future unsecured obligations (apart from obligations mandatorily preferred by law).

3. Miscellaneous

3.1 Except as otherwise provided for in this Agreement, all notices or other communications under or in respect of this Agreement to a party hereto shall be in writing and shall be deemed to be duly given or made when delivered (in the case of personal delivery or letter) and when despatched (in the case of facsimile) to such party addressed to it at such address as such party may hereafter specify for such purpose to the other by notice in writing. A written notice includes a notice by facsimile.

3.2 Each of the Commodity Buyer and the Guarantor hereby authorises the Loan Receivables Originator (without prior notice) to apply any credit balance in any currency (whether or not then due) which is at any time held by the Loan Receivables Originator for the account of the Commodity Buyer or the Guarantor in or towards satisfaction of any sum then due from the Commodity Buyer or the Guarantor to the Loan Receivables Originator under this Agreement and unpaid.

3.3 A certificate or determination of the Loan Receivables Originator as to any matter provided for in this Agreement shall be conclusive and binding on the Commodity Buyer and the Guarantor in the absence of manifest error.

3.4 3.4 This Agreement shall be binding upon and inure to the benefit of the Loan Receivables Originator, the Commodity Buyer, the Guarantor and their respective successors and permitted assigns, and references in this Agreement to any of them shall be construed accordingly, provided neither the Commodity Buyer nor the Guarantor may assign or transfer any of their respective rights and/or obligations under this Agreement.

3.5 No delay or omission on the part of the Loan Receivables Originator in exercising any right, power or remedy under this Agreement shall impair such right, power or remedy or be construed as a waiver thereof or of any other right, power or remedy.

3.6 If any provision of this Agreement is or subsequently becomes void, unenforceable or illegal that shall not affect the validity, enforceability, or legality of the other provisions of this Agreement.

4. This Agreement shall be governed by, and construed in accordance with, English law.

4.1 Subject to Clause 3.9, the courts of England shall have exclusive jurisdiction to settle any disputes which may arise out of, or in connection with, this Agreement.

4.2 Clause 3.8 is for the exclusive benefit of the Loan Receivables Originator, which reserves the right :

(a) to commence proceedings in relation to any matter which arises out of, or in connection with, this Agreement in the courts of any country other than England and which have or claim jurisdiction to that matter; and

(b) to commence such proceedings in the courts of any such country or countries to concurrently with, or in addition to, proceedings in England or without commencing proceedings in England.

4.3 The Loan Receivables Originator may at any time require in writing that each of the Commodity Buyer and the Guarantor irrevocably appoints a professional firm situated in London to act as its agent to receive and accept on its behalf any process or other document relating to any proceedings in the English courts which are connected with this Agreement within ten days of such request; if the Commodity Buyer or Guarantor fail to make such an appointment, the Loan Receivables Originator shall be entitled to make such an appointment on their behalf and notify them accordingly.

4.4. Nothing in Clauses 3.7 et seq. shall exclude or limit any right which the Loan Receivables Originator may have (whether under the law of any country, an international convention or otherwise) with regards to the bringing of proceedings, the service of process, the recognition or enforcement of a judgement or any similar or related matter in any jurisdiction.

4.5. In Clauses 3.7 et seq., "proceedings" means proceedings of any kind, including an application for a provisional or protective measure.

4.6. A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

David Phipps

Signed by : David Phipps

for and on behalf of Synthesis Structured Commodity Trade Finance Limited

on 12th May 2017

Signed by : Grigorios Siokas

for and on behalf of Cosmos Holdings Inc

on 12th May 2017

Signed by : Grigorios Siokas

for and on behalf of SkyPharm S.A.

on 12th May 2017